Exhibit 23.3

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of my report dated February 13, 2007, relating to the consolidated financial statements of China Bio Energy Holding Group Co., Ltd. and Subsidiaries (f/k/a International Imaging Systems, Inc. and Subsidiaries), and to reference to my Firm under the caption “Experts” in the Prospectus.

/s/ Thomas Klash

Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
January 25, 2008

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of my report dated March 9, 2006 relating to the consolidated financial statements of China Bio Energy Holding Group Co., Ltd. and Subsidiaries (f/k/a International Imaging Systems, Inc. and Subsidiaries), and to reference to my Firm under the caption “Experts” in the Prospectus.

/s/ Thomas Klash

Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
January 25, 2008

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of my report dated March 31, 2005 (and April 13, 2005 as to the last paragraph of Note H) relating to the consolidated financial statements of China Bio Energy Holding Group Co., Ltd. and Subsidiaries (f/k/a International Imaging Systems, Inc. and Subsidiaries), and to reference to my Firm under the caption “Experts” in the Prospectus.

/s/ Thomas Klash

Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
January 25, 2008